Exhibit 99.1

Blue Apron Holdings, Inc. Reports Second Quarter 2017 Results

Net Revenue Up 18% Year-Over-Year Driven by Customer Growth of 23%

New York, NY — August 10, 2017 — Blue Apron Holdings, Inc. (NYSE: APRN) announced today financial results for the quarter ended June 30, 2017.

“In the second quarter, we saw an 18 percent year-over-year increase in net revenue, and a $20.6 million improvement in our net loss between the first and second quarters. We recently strengthened our balance sheet as a result of our initial public offering, convertible note issuance and the expansion of our revolving credit facility,” said Matt Salzberg, chief executive officer of Blue Apron. “We are beginning a new chapter as a public company, and remain focused on our long-term strategy to build an iconic consumer brand, develop a more diverse product portfolio, and further build out an end-to-end supply chain platform.”

Second Quarter 2017 Financial Results

•                  Net revenue increased 18% year-over-year to $238.1 million in the second quarter of 2017, driven by an increase in orders and customers. The year-over-year growth rate in the second quarter of 2017 was lower than the year-over-year growth rate of 42% from the first quarter of 2017, driven by a planned reduction in marketing spend of $26.1 million between the first and second quarter.

•                  Cost of Goods Sold, excluding depreciation and amortization (COGS), increased 28% year-over-year to $163.5 million in the second quarter of 2017, and increased 560 basis points as a percentage of net revenue, driven by increased costs associated with the ongoing launch of new infrastructure to support Blue Apron’s product expansion initiatives, including the launch of its new Linden, New Jersey facility. This increase also reflects higher food costs related to increased use of seasonal produce and other premium ingredients in Blue Apron’s recipes.

•                  Marketing expense was $34.5 million, or 14.5% as a percentage of net revenue, in the second quarter of 2017, compared to $32.0 million, or 15.9% as a percentage of net revenue in the second quarter of 2016. Marketing expense in the second quarter of 2017 reflected a significant decrease from the first quarter of 2017, which was $60.6 million, or 24.8% as a percentage of net revenue, driven by a planned reduction resulting from our current marketing strategy.

•                  Product, Technology, General, and Administrative costs increased 86% year-over-year to $65.7 million in the second quarter of 2017 largely due to investments in employee talent through headcount increases and increased facilities costs to support the company’s growth strategy, including the costs of operating two overlapping fulfillment centers in New Jersey.

•                  Interest income (expense), net was $(3.1) million in the second quarter of 2017 and included $(2.1) million of non-cash discount amortization related to Blue Apron’s convertible notes issued in May and June 2017.

•                  Other income (expense), net was $2.6 million in the second quarter of 2017 as a result of a non-cash fair market value adjustment relating to Blue Apron’s convertible notes. Other income (expense), net in the third quarter of 2017 is expected to include a non-cash loss of approximately $(18) million related to the automatic conversion and settlement of the convertible notes upon the closing of the initial public offering.

•                  Net loss was $(31.6) million and diluted loss per share was $(0.47) in the second quarter of 2017 based on 67.4 million weighted average common shares outstanding for the second quarter 2017, compared to net income of $5.5 million and diluted earnings per share of $0.00 in the second quarter of 2016. The second quarter net loss of $(31.6) million was an improvement of $20.6 million compared to the net loss in the first quarter of 2017 of $(52.2) million, reflecting the planned reduction in marketing spend. Since Blue Apron closed its initial public offering of 30,000,000 shares of Class A common stock on July 5, 2017, the shares from the offering as well as the automatic conversion of Blue Apron’s convertible preferred stock and convertible notes into shares of Class B common stock will be reflected in the financial statements in the third quarter of 2017.

•                  Adjusted EBITDA was a loss of $(23.9) million in the second quarter 2017, compared to $8.0 million in the second quarter of 2016.  The second quarter adjusted EBITDA loss of $(23.9) million was an improvement of $22.4 million compared to the adjusted EBITDA loss in the first quarter of 2017 of $(46.3) million.

Key Customer Metrics

•                  Customers increased 23% year-over-year and declined 9% quarter-over-quarter reflecting a planned reduction in marketing of $26.1 million between the first and second quarter.

•                  Average Revenue per Customer was $251 in the second quarter of 2017 compared to $264 in the second quarter of 2016, and an improvement relative to $236 in the first quarter of 2017.

•                  Key customer metrics included in the chart below reflect seasonal trends of the business and strategic actions the company is undertaking related to its ongoing product expansion strategy.

	June 30,	September 30,	December 31,	March 31,	June 30,
	2016	2016	2016	2017	2017
Orders (in thousands)	3,399	3,597	3,674	4,273	4,033
Customers (in thousands)	766	907	879	1,036	943
Average Order Value	$59.40	$57.12	$58.78	$57.23	$58.81
Orders per Customer	4.4	4.0	4.2	4.1	4.3
Average Revenue per Customer	$264	$227	$246	$236	$251

For a description of how we define and use these key customer metrics, please see “Use of Key Customer Metrics” below.

Liquidity and Capital Resources

•                  Cash and cash equivalents was $61.6 million as of June 30, 2017.

•                  In the second quarter of 2017, Blue Apron amended its revolving credit facility to increase the amount available to borrow by $50.0 million to a total maximum amount of $200.0 million. The remaining amount available to borrow as of June 30, 2017 was $73.6 million.

•                  Blue Apron closed its initial public offering of 30,000,000 shares of Class A common stock on July 5, 2017, generating net proceeds of $278.5 million. The proceeds from the offering will be reflected in Blue Apron’s financial statements in the third quarter of 2017.

•                  Capital expenditures totaled $33.6 million for the second quarter of 2017, including amounts in accounts payable, primarily driven by construction and investments in automation equipment at Blue Apron’s fulfillment centers, including its new fulfillment center in Linden, New Jersey.

Blue Apron will provide its second half 2017 financial performance outlook on the company’s earnings conference call and webcast.

Conference Call and Webcast

Blue Apron will hold a call and webcast today at 8:30 a.m., Eastern Time to discuss its second quarter 2017 results and outlook for second half of 2017. The conference call can be accessed by dialing (877) 883-0383 or (412) 902-6506, utilizing the conference ID 9126601. Alternatively, participants may access the live webcast on Blue Apron’s Investor Relations website at investors.blueapron.com.

A recording of the webcast will also be available on Blue Apron’s Investor Relations website at investors.blueapron.com following the conference call. Additionally, a replay of the conference call can be accessed until Thursday, August 17, 2017 by dialing (877) 344-7529 or (412) 317-0088, utilizing the conference ID 10110307.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet.  The company has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values. Blue Apron’s current products include Blue Apron Meals, Blue Apron Wine, the Blue Apron Market, and BN Ranch, a premium supplier of grass-fed beef and pasture-raised poultry.

Forward Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the Company’s anticipated growth strategies; its ability to achieve future revenue growth and manage future growth effectively; its expectations regarding competition and its ability to effectively compete; its ability to successfully build out and operate its fulfillment centers; its ability to expand its product offerings; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and the other risks set forth under the caption “Risk Factors” in its final prospectus related to the initial public offering filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2017 and other filings that Blue Apron may make with the SEC in the future. Blue Apron assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release includes adjusted EBITDA, a non-GAAP financial measure, that is not prepared in accordance with, nor an alternative to, financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies.

The Company defines adjusted EBITDA as earnings (loss) before interest income and expense,other income and expense, taxes, depreciation, amortization and share-based compensation expense. The Company presents adjusted EBITDA because it is a key measure used by the Company’s management and board of directors to understand and evaluate the Company’s operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the Company believes that the exclusion of certain items in calculating adjusted EBITDA can produce a useful measure for period-to-period comparisons of the Company’s business.  Further, Blue Apron uses adjusted EBITDA to evaluate its operating performance and trends and make planning decisions, and it believes that adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the items that Company excludes. Accordingly, Blue Apron believes that adjusted EBITDA provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the Company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are:

• adjusted EBITDA excludes share-based compensation expense, as share-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company’s business and an important part of its compensation strategy;

• adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future;

• adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to us;

• adjusted EBITDA does not reflect income tax payments that reduce cash available to us; and

• other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should be considered together with other operating and financial performance measures presented in accordance with GAAP. A reconciliation of adjusted EBITDA to net income (loss), the most directly comparable measure calculated in accordance with GAAP, is set forth below under the heading “Reconciliation of Non-GAAP Financial Measures”.

Use of Key Customer Metrics

This press release includes various key customer metrics that we use to evaluate our business and operations, measure our performance, identify trends affecting our business, project our future performance, and make strategic decisions. You should read these metrics in conjunction with our financial statements.

We define and determine our key customer metrics as follows:  We define Orders as the number of paid orders by our Customers across our meal, wine and market products sold on our e-commerce platforms in any reporting period, inclusive of orders that may have eventually been refunded or credited to customers.  We determine our number of Customers by counting the total number of individual customers who have paid for at least one Order from Blue Apron across our meal, wine or market products sold on our e-commerce platforms in a given reporting period.  We define Average Order Value as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Orders in that period.  We define Orders per Customer as the number of Orders in a given reporting period divided by the number of Customers in that period.  We define Average Revenue per Customer as our net revenue from our meal, wine and market products sold on our e-commerce platforms in a given reporting period divided by the number of Customers in that period.

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per-share data)

(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,628	$81,468
Accounts receivable	526	485
Inventories, net	46,923	42,887
Prepaid expenses and other current assets	12,556	8,267
Other receivables	1,513	4,991
Total current assets	123,146	138,098
Restricted cash	2,371	3,966
Property and equipment, net	233,356	130,961
Other noncurrent assets	416	382
TOTAL ASSETS	$359,289	$273,407
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$67,659	$49,549
Accrued expenses and other current liabilities	51,317	40,911
Convertible notes	31,525	—
Deferred revenue	14,331	24,278
Total current liabilities	164,832	114,738
Long-term debt	124,593	44,533
Facility financing obligation	60,739	49,809
Other noncurrent liabilities	7,691	2,858
TOTAL LIABILITIES	357,855	211,938
TOTAL CONVERTIBLE PREFERRED STOCK	194,869	194,869
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(193,435)	(133,400)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$359,289	$273,407

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per-share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net revenue	$238,057	$201,924	$482,900	$374,022
Operating expenses:
Cost of goods sold, excluding depreciation and amortization	163,520	127,322	332,051	239,845
Marketing	34,519	32,031	95,124	57,444
Product, technology, general, and administrative	65,673	35,307	128,883	64,997
Depreciation and amortization	5,383	1,774	9,563	3,259
Total operating expenses	269,095	196,434	565,621	365,545
Income (loss) from operations	(31,038)	5,490	(82,721)	8,477
Interest income (expense), net	(3,052)	71	(3,522)	128
Other income (expense), net	2,567	—	2,567	—
Income (loss) before income taxes	(31,523)	5,561	(83,676)	8,605
Provision for income taxes	(105)	(28)	(146)	(55)
Net income (loss)	$(31,628)	$5,533	$(83,822)	$8,550

Net income (loss) per share – basic	$(0.47)	$—	$(1.25)	$—
Net income (loss) per share – diluted	$(0.47)	$—	$(1.25)	$—
Weighted average shares outstanding – basic	67,387,634	65,846,620	67,239,640	63,909,934
Weighted average shares outstanding – diluted	67,387,634	69,693,228	67,239,640	69,506,396

BLUE APRON HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(83,822)	$8,550
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	8,364	2,628
Amortization of capitalized software development costs	1,199	632
Loss on disposal of property and equipment	23	—
Changes in reserves and allowances	552	1,226
Share-based compensation	2,992	1,289
Debt discount and issuance cost amortization	2,234	—
Fair value adjustment on derivative	(2,567)	—
Changes in operating assets and liabilities	334	11,715
Net cash provided by (used in) operating activities	(70,691)	26,040
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(1,848)	(1,351)
Decrease (increase) in restricted cash	1,595	(2,371)
Cash paid for acquisition	(1,177)	—
Purchases of property and equipment	(89,906)	(7,982)
Net cash used in investing activities	(91,336)	(11,704)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from debt issuances	144,410	—
Net proceeds from issuance of Common stock	781	85
Payments of public offering costs	(2,909)	—
Principal payments on capital lease obligations	(95)	(146)
Net cash provided by (used in) financing activities	142,187	(61)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(19,840)	14,275
CASH AND CASH EQUIVALENTS – Beginning of period	81,468	126,860
CASH AND CASH EQUIVALENTS – End of period	$61,628	$141,135

BLUE APRON HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,
	2017	2016	2017	2016
Reconciliation of net income (loss) to adjusted EBITDA
Net income (loss)	$(31,628)	$5,533	$(52,194)	$3,017
Share-based compensation	1,754	712	1,238	576
Depreciation and amortization	5,383	1,774	4,180	1,485
Interest (income) expense, net	3,052	(71)	470	(57)
Other (income) expense, net	(2,567)	—	—	—
Provision for income taxes	105	28	41	27
Adjusted EBITDA	$(23,901)	$7,976	$(46,265)	$5,048